UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 19, 2007
H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.05. Costs Associated with Exit or Disposal Activities
Item 2.06. Material Impairments
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Stock Purchase Agreement
Press Release issued April 19, 2007
Press Release issued April 20, 2007
Script from Conference Call April 20, 2007

Item 1.01. Entry into a Material Definitive Agreement
On April 19, 2007, H&R Block, Inc. (the “Company”) and Block Financial Corporation (“BFC”), an indirect wholly owned subsidiary of the Company, entered into a Stock Purchase Agreement (“SPA”) with OOMC Acquisition Corp. (the “Purchaser”), a newly formed company formed on behalf of one or more affiliated funds or managed accounts or affiliates of Cerberus Capital Management L.P., to sell all of the outstanding shares of capital stock of Option One Mortgage Corporation (“OOMC”) to the Purchaser. The purchase transaction excludes OOMC’s wholly-owned subsidiary, H&R Block Mortgage Corporation (“HRBMC”).
The purchase price will consist of cash consideration equal to the tangible net assets (calculated in accordance with the SPA) of the business at closing less $300 million. As of January 31, 2007, the tangible net assets of the business amounted to approximately $1,269 million. Because BFC has the right to sell certain OOMC assets before closing and because market conditions have changed and may change significantly during the period prior to closing, at closing the value of the tangible net assets of the business may be significantly different than the value as of January 31, 2007.
BFC may also receive additional cash consideration in the form of an earnout. The earnout payment will equal one-half of OOMC’s cumulative net income from its mortgage loan origination business during the 18 months following the transaction closing date subject to certain adjustments relating to one-time restructuring charges and other charges described in the SPA. The earnout payment is capped at $300 million and cannot be less than zero. The earnout payment will be recognized at the end of the earnout period.
The transaction is subject to various closing conditions, including that (i) OOMC maintain at least $8 billion of total capacity in its warehouse facilities through the closing date (of which at least $2 billion is to be in the form of unused capacity at the closing date), (ii) OOMC have servicer ratings of at least RPS2 by Fitch, SQ2 by Moody’s and Above Average by S&P, and (iii) agreed upon regulatory and other approvals and consents be obtained. The SPA may be terminated by either party if the transaction does not close by December 31, 2007.
BFC has agreed to indemnify the Purchaser for various liabilities existing at the closing date, including certain losses on loan repurchase obligations greater than reserves. The SPA provides for the Company to guarantee BFC’s indemnification obligations.
The foregoing description of the SPA and the transaction is qualified in its entirety by reference to the SPA, which is filed as Exhibit 10.1 hereto, and is incorporated into this Current Report on Form 8-K by reference.
Item 2.05. Costs Associated with Exit or Disposal Activities
On April 19, 2007, in connection with the proposed sale of OOMC described in Item 1.01 above, the Company adopted a plan to terminate the operations of HRBMC, a wholly-owned subsidiary of OOMC. Under this plan, HRBMC operations will cease originating loans and related operations, and OOMC will terminate the employment of all HRBMC employees. The Company currently expects that HRBMC will cease originating loans and that the wind down of HRBMC operations will be substantially completed by the transaction closing date as described in Item 1.01 above.
The Company estimates that it will incur pre-tax charges of approximately $25 million in connection with the cessation of HRBMC operations. These charges pertain primarily to employee severance costs, facilities closure costs and other associated costs.
Item 2.06. Material Impairments
As previously reported in the Company’s Current Report on Form 8-K filed on April 19, 2007, the Company’s Board of Directors concluded that a material charge for impairment to the Company’s investment in OOMC is required under generally accepted accounting principles. Based on the value of the consideration the Company expects to receive at the closing of the proposed sale of OOMC described in Item 1.01 above, which is less than the carrying value of net assets to be sold, the Company now estimates that the impairment will result in a non-cash pre-tax charge in the range of approximately $290 million to $320 million. This will consist of impairments to various assets including primarily goodwill ($136.6 million) and property, plant and equipment. The non-cash impairment will be recorded during the quarter ending April 30, 2007.
In addition, during the quarter ending April 30, 2007, the Company expects to record a non-cash pre-tax charge of approximately $15.9 million in connection with the impairment of HRBMC’s goodwill. The $15.9 million impairment of goodwill is in addition to the $25 million pre-tax charge described in Item 2.05 above.
Item 7.01. Regulation FD Disclosure
On April 19, 2007, after the close of the market, the Company issued a press release announcing tax season results through March 31, 2007. The press release is furnished as Exhibit 99.1.
On April 20, 2007, before the opening of the market, the Company issued a press release announcing the matters described in this Current Report on Form 8-K and the expected impact of these matters and conditions in the subprime mortgage industry on the Company’s earnings on a fully reported basis for the fiscal year ending April 30, 2007. The press release is furnished as Exhibit 99.2.
The Company held a conference call before the opening of the market on April 20, 2007, in connection with the matters discussed in this Current Report on Form 8-K. The script of the conference call is furnished as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement by and between H&R Block, Inc., Block Financial Corporation and OOMC Acquisition Corp., dated as of April 19, 2007.

99.1	Press Release Issued April 19, 2007.*

99.2	Press Release Issued April 20, 2007.*

99.3	Script from Conference Call on April 20, 2007.*

*	Furnished

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.
Date: April 20, 2007	By:	/s/Carol F. Graebner
Carol F. Graebner
Executive Vice President and General Counsel

EXHIBIT INDEX

10.1	Stock Purchase Agreement by and between H&R Block, Inc., Block Financial Corporation and OOMC Acquisition Corp., dated as of April 19, 2007.

99.1	Press Release issued April 19, 2007.*

99.2	Press Release issued April 20, 2007.*

99.3	Script from Conference Call on April, 20, 2007.*

*	Furnished